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KVH INDUSTRIES, INC.

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Set forth below is a communication first published, sent or given by KVH Industries, Inc. on June 14, 2021.

KVH Industries Publishes Q&A with Director Nominees Cielo Hernandez and Cathy-Ann Martine-Dolecki KVH’s Nominees in Their Own Words How do you think your industry experience would benefit KVH if you are elected? Q Cielo Hernandez I have held leadership roles in areas where KVH directly operates. I know the maritime sector well – I served as a regional CFO at Maersk. They are the largest global container shipping line and vessel operator in the world. There are real challenges for these companies in adopting new technology, and KVH needs to overcome that reluctance and those pain points. I also worked at DIRECTV, and the satellite television business is another key area for KVH. In addition, I spent time at Amcor, a global public manufacturing company, where I was able to lead strategic initiatives in both commercial and operational discipline across multiple countries. Having lived in these worlds will give me a leg up when it comes to helping the management team deliver and exceed shareholder expectations and contributing quickly. Cathy-Ann Martine-Dolecki I completely agree that there is no substitute for having worked in these markets and with these technologies. I spent the bulk of my career as an executive for AT&T, ultimately running and growing a $25 billion global business focused on large enterprise clients. So, I know telecom. A key part of KVH’s go-forward strategy is moving towards a blended 5G hybrid solution. This is an area where I can add real value, particularly in terms of looking at where there might be telecom partnerships that could help KVH grow by entering adjacent markets.

Cielo Hernandez One other thing I want to mention is that I would bring a truly international perspective. KVH is a global company, and hopefully will continue to expand in non-US markets. I am from Colombia and have worked all over the world. I think the relationships I have built by doing business internationally may be beneficial for KVH. What would you initially focus on, and what areas at KVH might you look to improve? Q Cathy-Ann Martine-Dolecki I am an operator. KVH has a great strategy, great products and is in great markets. Now it has to scale and do so profitably without sacrificing its investment in technology and innovation. Everything else is secondary. I have real world experience executing this type of growth playbook and would be able to help guide and oversee the execution at KVH. For me, this would include looking closely at everything from the business configuration to costs and rightsizing where needed. I would also want to examine the company’s corporate governance structure and advocate for changes to that where necessary. Cielo Hernandez As a public company CFO, I would take a hard look at the financials and operational metrics of the Company and assess whether there are things we are doing that we need to change. Is our capital structure and capital allocation where it should be? Are there things we could be doing more proactively and efficiently to reduce costs, particularly on the corporate side? Are there opportunities in the market to consolidate the industry? Most importantly, are we doing everything we can for shareholders – not only to ensure they get a strong return but to also help them understand and monitor our progress when it comes to disclosure and metrics? These are all questions I would ask on day one – and keep asking and pressing for change on until I am satisfied with where we are.

What is your response to the criticism that you have not been a public company Qboard member before? Or in Cathy’s case, only for a short period of time? I respect everyone’s opinions but here is the reality: I have been a CFO at multiple public companies. I have spent countless hours working with and presenting to boards. I know how public company boards work. I have been on the boards of multiple private organizations and a well-known university foundation. I am a strategic executive and I know how to transform the organizations, ask the right questions, and focus on the right problems. I will not hesitate to speak up, challenge management and make them accountable for the results. Cathy-Ann Martine-Dolecki My answer here is similar to Cielo’s. I have dealt with boards my whole career. I have also been on private equity boards. I ran a business at AT&T roughly 100 times as big as KVH in terms of revenue. My integrity has never been questioned and I understand how to generate shareholder value. Frankly, anyone who really questions my ability to serve as a director just isn’t looking at the facts. Our Nominees Are the Right Choice Our Board is confident that Ms. Hernandez and Ms. Martine have the right skill sets and independent perspectives to add value at KVH. We are also confident that they are both high-integrity individuals who will always put the best interests of the Company and all shareholders ahead of their own.

Unfortunately, the same cannot be said for the VIEX nominees, given Eric Singer's past performance and conduct as a public company director and John Mutch's inextricable professional ties to him (having served on board with or being nominated as a director candidate by Mr. Singer at least seven times).[1] Mr. Singer has served on the boards of 12 public companies in the last decade, and each one of those companies underperformed the S&P 500 and the Russell 3000 during his tenure.[2] Mr. Singer also has the rare distinction of having been found by the Delaware Chancery Court of having breached his fiduciary duty of loyalty by purposefully withholding material information from his fellow directors, and deposition testimony from that case indicated that he threatened and bullied his fellow directors while demonstrating a shallow knowledge of the company and offering no suggestions for creating shareholder value.[3, 4] Notably, Mr. Singer's response to being confronted with his history as a director is to attempt to diminish the holding of the most important business court in the United States and hide under the veil of procedural technicalities. We find it extremely telling that he has not directly denied these allegations. These types of individuals and their associates are not the right directors to help create value for shareholders on the KVH Board.

The leading proxy advisory firm, Institutional Shareholder Services ("ISS"), found that our strategy is working and recommended shareholders vote for both our nominees. In our view, now is not the time to disrupt the Company's positive momentum by supporting VIEX's self-serving campaign.

We encourage all shareholders to vote on the BLUE proxy card today to elect Cielo Hernandez and Cathy-Ann Martine-Dolecki.

For additional information, please visit www.ProtectKVH.com.

VOTE ON THE BLUE PROXY CARD TODAY TO ELECT THE COMPANY'S TWO HIGHLY QUALIFIED CANDIDATES – CIELO HERNANDEZ AND CATHY-ANN MARTINE-DOLECKI

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1 VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 – February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

2 Companies include: A10 Networks, Inc., Immersion Corporation, Quantum Corporation, RhythmOne plc, YuMe, Inc., Support.com, Inc., Numerex Corp., TigerLogic Corporation, IEC Electronics Corp., Meru Networks, Inc., PLX Technology, Inc., Sigma Designs, Inc.

3 In re PLX Tech. Inc. S'holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018).

4 In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018). Pre-Trial and Post-Trial Briefs.

KVH 4 www.ProtectKVH.com

About KVH Industries, Inc. KVH Industries, Inc., is a global leader in mobile connectivity and inertial navigation systems, innovating to enable a mobile world. The market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the Company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe. KVH is a registered trademark of KVH Industries, Inc. Additional Information and Where to Find It The Company has filed a definitive proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders may obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge at the Company’s website at www.kvh.com. Certain Information Regarding Participants The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on May 17,2021 and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Forward-Looking Statements Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. Media: Sloane & Company Dan Zacchei / Joe Germani dzacchei@sloanepr.com / jgermani@sloanepr.com Investors: D.F. King & Co., Inc. Edward McCarthy (212) 269-5550 | KVH@dfking.com

www.ProtectKVH.com

Set forth below is a communication first published, sent or given by KVH Industries, Inc. on June 14, 2021.

KVH Industries Publishes Q&A with Director Nominees Cielo Hernandez and Cathy-Ann Martine-Dolecki

KVH’s Nominees Outline Why Their Experience Will Be Valuable to KVH Board and How They Will Help Improve the Company From Day One

Urges Shareholders to Follow Recommendation from Leading Proxy Advisory Firm ISS and Vote for KVH’s Highly Qualified, Independent Candidates on the BLUE Proxy Card

MIDDLETOWN, R.I. – June 14, 2021 – KVH Industries, Inc. (Nasdaq: KVHI), today published a Q&A with its two director nominees, Cielo Hernandez and Cathy-Ann Martine-Dolecki, in connection with the Company’s upcoming annual meeting of shareholders to be held on June 17, 2021.

The Q&A is also available at: https://protectkvh.com/wp-content/uploads/2021/06/QA-with-Cielo-Hernandez-and-Cathy-Ann-Martine-Dolecki_June-2021.pdf

KVH’s Nominees in Their Own Words

How do you think your industry experience would benefit KVH if you are elected?

Cielo: I have held leadership roles in areas where KVH directly operates. I know the maritime sector well – I served as a regional CFO at Maersk. They are the largest global container shipping line and vessel operator in the world. There are real challenges for these companies in adopting new technology, and KVH needs to overcome that reluctance and those pain points. I also worked at DIRECTV, and the satellite television business is another key area for KVH. In addition, I spent time at Amcor, a global public manufacturing company, where I was able to lead strategic initiatives in both commercial and operational discipline across multiple countries. Having lived in these worlds will give me a leg up when it comes to helping the management team deliver and exceed shareholder expectations and contributing quickly.

Cathy: I completely agree that there is no substitute for having worked in these markets and with these technologies. I spent the bulk of my career as an executive for AT&T, ultimately running and growing a $25 billion global business focused on large enterprise clients. So, I know telecom. A key part of KVH’s go-forward strategy is moving towards a blended 5G hybrid solution. This is an area where I can add real value, particularly in terms of looking at where there might be telecom partnerships that could help KVH grow by entering adjacent markets.

Cielo: One other thing I want to mention is that I would bring a truly international perspective. KVH is a global company, and hopefully will continue to expand in non-US markets. I am from Colombia and have worked all over the world. I think the relationships I have built by doing business internationally may be beneficial for KVH.

What would you initially focus on, and what areas at KVH might you look to improve?

Cathy: I am an operator. KVH has a great strategy, great products and is in great markets. Now it has to scale and do so profitably without sacrificing its investment in technology and innovation. Everything else is secondary. I have real world experience executing this type of growth playbook and would be able to help guide and oversee the execution at KVH. For me, this would include looking closely at everything from the business configuration to costs and rightsizing where needed. I would also want to examine the company’s corporate governance structure and advocate for changes to that where necessary.

Cielo: As a public company CFO, I would take a hard look at the financials and operational metrics of the Company and assess whether there are things we are doing that we need to change. Is our capital structure and capital allocation where it should be? Are there things we could be doing more proactively and efficiently to reduce costs, particularly on the corporate side? Are there opportunities in the market to consolidate the industry? Most importantly, are we doing everything we can for shareholders – not only to ensure they get a strong return but to also help them understand and monitor our progress when it comes to disclosure and metrics? These are all questions I would ask on day one – and keep asking and pressing for change on until I am satisfied with where we are.

What is your response to the criticism that you have not been a public company board member before? Or in Cathy’s case, only for a short period of time?

Cielo: I respect everyone’s opinions but here is the reality: I have been a CFO at multiple public companies. I have spent countless hours working with and presenting to boards. I know how public company boards work. I have been on the boards of multiple private organizations and a well-known university foundation. I am a strategic executive and I know how to transform the organizations, ask the right questions, and focus on the right problems. I will not hesitate to speak up, challenge management and make them accountable for the results.

Cathy: My answer here is similar to Cielo’s. I have dealt with boards my whole career. I have also been on private equity boards. I ran a business at AT&T roughly 100 times as big as KVH in terms of revenue. My integrity has never been questioned and I understand how to generate shareholder value. Frankly, anyone who really questions my ability to serve as a director just isn’t looking at the facts.

Our Nominees Are the Right Choice

Our Board is confident that Ms. Hernandez and Ms. Martine have the right skill sets and independent perspectives to add value at KVH. We are also confident that they are both high-integrity individuals who will always put the best interests of the Company and all shareholders ahead of their own.

Unfortunately, the same cannot be said for the VIEX nominees, given Eric Singer’s past performance and conduct as a public company director and John Mutch’s inextricable professional ties to him (having served on board with or being nominated as a director candidate by Mr. Singer at least seven times).1 Mr. Singer has served on the boards of 12 public companies in the last decade, and each one of those companies underperformed the S&P 500 and the Russell 3000 during his tenure.2 Mr. Singer also has the rare distinction of having been found by the Delaware Chancery Court of having breached his fiduciary duty of loyalty by purposefully withholding material information from his fellow directors, and deposition testimony from that case indicated that he threatened and bullied his fellow directors while demonstrating a shallow knowledge of the company and offering no suggestions for creating shareholder value.3,4 Notably, Mr. Singer’s response to being confronted with his history as a director is to attempt to diminish the holding of the most important business court in the United States and hide under the veil of procedural technicalities. We find it extremely telling that he has not directly denied these allegations. These types of individuals and their associates are not the right directors to help create value for shareholders on the KVH Board.

The leading proxy advisory firm, Institutional Shareholder Services (“ISS”), found that our strategy is working and recommended shareholders vote for both our nominees. In our view, now is not the time to disrupt the Company’s positive momentum by supporting VIEX’s self-serving campaign.

1 VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 – February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

2 Companies include: A10 Networks, Inc., Immersion Corporation, Quantum Corporation, RhythmOne plc, YuMe, Inc., Support.com, Inc., Numerex Corp., TigerLogic Corporation, IEC Electronics Corp., Meru Networks, Inc., PLX Technology, Inc., Sigma Designs, Inc.

3 In re PLX Tech. Inc. S’holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018).

4 In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018). Pre-Trial and Post-Trial Briefs.

We encourage all shareholders to vote on the BLUE proxy card today to elect Cielo Hernandez and Cathy-Ann Martine-Dolecki.

For additional information, please visit www.ProtectKVH.com.

VOTE ON THE BLUE PROXY CARD TODAY TO elect the Company’s two highly qualified candidates – Cielo Hernandez and Cathy-Ann Martine-Dolecki

About KVH Industries, Inc.

KVH Industries, Inc., is a global leader in mobile connectivity and inertial navigation systems, innovating to enable a mobile world. The market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the Company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe.

KVH is a registered trademark of KVH Industries, Inc.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders may obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge at the Company’s website at www.kvh.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on May 17,2021 and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Media:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com

Investors:

D.F. King & Co., Inc.

Edward McCarthy

(212) 269-5550

KVH@dfking.com